Exhibit 10.35

Compensation Committee Minutes for June, 14, 2021

Jeff Garwood, chair of the Compensation Committee (hereinafter referred to as “Committee”) called the meeting to order at 8:01 a.m. MST.

In attendance: Members - Jeff Garwood, Brian Ruden, Pratap Mukharji, and Jeff Cozad; Officers – Justin Dye, CEO, Nancy Huber, CFO, Dan Pabon, General Counsel and Caroline Prummel-Troost.

Summary of Motions and Action Items for June 14, 2021 meeting

Motions:

Motion	Submitted	Seconded	Aye	Ney	Motion carried
Accept Executive Compensation Form and edit as required	Jeff Garwood	Brian Ruden	All		Unanimously
Bonus subject to Nancy Huber’s adjustments, no windfall/penalty for taxes/legislation etc.	Jeff Garwood	Pratap Mukharji	All		Unanimously

Action Items:

Action	Assigned to
Add MMT succession and feedback sections – A11, A12	Pratap Mukharji
Written comments regarding Charter	Jeff Cozad
Ongoing tracking/updating of references to SEC/other legal issues in Charter	Jeff Cozad, Dan Pabon
New draft of Charter	Jeff Garwood (by 06/18/21)
Review, comment, DocuSign Charter by end of June	Jeff Garwood, Jeff Cozad, Pratap Mukharji, Brian Ruden
Provide Nancy Huber with names of Comp Survey Firms	Jeff Garwood, Jeff Cozad, Pratap Mukharji, Brian Ruden
Provide five points for comp (equity vs cash etc.)	Pratap Mukharji

1

The below agenda was reviewed and approved by unanimous consent of the committee.

•	Welcome/greetings
•	Review, discuss, approve charter
•	Review, discuss, approve Executive Compensation Amendments
•	Review, discuss, approve the updated bonus plan
•	Discuss redoing the compensation study – likely in Q3

•	Discuss overall comp plans
·	Base
·	Bonus
o	Performance
o	Acquisitions
o	Discretionary
·	Options
•	Discuss possible other areas of comp/benefits

·	401K
·	Stock purchase plans
·	Other
•	Discuss and establish a basic compensation philosophy
·	Components of comp philosophy
·	Methodology for base salary raises
·	Annual percentages
·	Method of allocation
·	Performance reviews and association with compensation
·	Philosophy of base pay, bonus and option grants
·	Plan to take philosophy, document it and implement
•	Discuss needs to hire folks … to maintain growth
·	M&A diligence
·	Acquisition integration
·	Operations – purchasing, ecommerce, omni channel, data mining,
·	HR/Compensation Leader
·	Finance – controller
•	Other topics for discussion

Mr. Dye began by providing a business update, deal update and diligence/integration challenges to the Committee.

Committee Charter

Unless otherwise decided by Committee, new draft will be circulated on Friday, June 18th.

Mr. Cozad shared his templates from other fortune 500 companies and will provide comments on current draft.

Discussion about keeping/adding back in MMT succession (MMT charter II.A.12) and feedback sections (MMT charter II.A.11.)

General counsel will make ensure all references to SEC or other legal issues are tracked and traced properly.

Action to be taken in future via docusign or subsequent Committee.

2

Executive Compensation Form and Amendment

o	Discussion around the form and amendment made to Mr. Dye’s employment contract.
o	Mr. Mukharji made motion to approve Justin’s amendment and executive officer’s amendments and any nonmaterial conforming amendments. Mr. Ruden seconded the motion.

Unanimously approved by Committee.

Bonus

o	Ms. Huber presented the updated bonus plan contained as an attachment to these minutes.
o	General discussion that taxes/NOL and other not be a penalty or a windfall for bonus pool. The compensation committee will have discretion to evaluate; management will inform Committee on cashflow for 280E, bonus and other actions on an ongoing “proforma” basis. Emphasis on rewarding performance, holding management accountable with non-performance.
o	The M&A bonus is up to 25% of the base salary of each executive. The bonus will be paid at 100% if at least $50M of M&A activity is accomplished in 2021. Even though Justin Dye not listed in bonus spreadsheet, he should also have a 25% of salary M&A bonus.
o	Mr. Garwood made motion to approve the bonus subject to adjustments per Nancy’s information and updates and the notion that no windfall or penalty for taxes/NOL will occur. Mr. Mukharji seconded the motion.

Unanimously approved by Committee.

Compensation Survey

o	Management will obtain several quotes from potential compensation survey consultants, vet those consultants and provide the quotes to the Committee.
o	Emphasis on ensure the compensation survey had a peer group definition in alignment with the Company. Desire to establish tiers of a compensation which took into all employees from ELT to entire company.

Committee with be presented compensation consultant quotes at August Committee meeting.

Compensation Philosophy

Goal - establish a balanced compensation arrangement that reflects a thoughtful approach and that can both be believed in and defended.

Steps: Need to determine type of company Schwazze is and perceived to be to ensure proper compensation comparables. Requires the entire organization to have a defined compensation plan of equity, cash, bonus and any other compensation.

3

Compensation Plan components:

o	Need pay for performance
o	Team does well if company does well
o	Need different philosophies for different roles in organization
o	Need to build a plan that aligns with key recruiting and retention by targeting the type of person/characteristics we want – risk taker vs maintainer etc
o	Committee Member feedback
o	The current compensation plan is too high both in terms of equity and cash. Need to consider changes.
o	Current compensation plan is market and was set against other private equity backed companies that are public.
o	Need a balance of cash and equity. If more equity, less cash and vice versa. Also, need to ensure upside and downside are both experienced in organization.
o	Important to establish a point of reference for measuring stock performance. Repricing of options should be last resort if used at all.

The Committee excused management from the discussion and discussed matters of import to the Committee.

The Chair adjourned the Committee at 10:12 a.m. MST

/s/Daniel R. Pabon

Corporate Secretary of Compensation Committee

4

12/14/2020 SCHWAZZE BOARD OF DIRECTORS MEETING © 2020 Schwazze. All rights reserved. Proprietary and confidential.

EXECUTIVE COMPENSATION RECOMENDATION BONUS PROGRAM RECOMENDATION STOCK AND OPTION RECOMENDATIONS © 2020 Schwazze. All rights reserved. Proprietary and confidential.

SUMMARY OF COMPENSATION RECOMENDATION Recommendations with - in the ranges of the Alvarez and Marsal Study • Base salaries are below the 25% in all three structures • Base Bonus structures (Short Term) are at Midpoint of Peer group and max at 100%, below the Peer group • Option Compensation (Long Term) is 375% to 500% of base salary - between 25 - 55 percentile of Peer Group Todds M&A Bonus Plan Target TTM Revenue 50,000,000 Target Salary 200,000 Pay % of TTM Revenue 0.40% Pay to a max of 100% of base (added $200K), up to $100M TTM revenue max © 2020 Schwazze. All rights reserved. Proprietary and confidential. 3

BONUS COMPENSATION RECOMENDATION Recommendations with - in the ranges of the Alvarez and Marsal Study © 2020 Schwazze. All rights reserved. Proprietary and confidential. 4

BONUS COMPENSATION PAYOUT PROCESS RECOMENDATION • Bonus payout based on Earnings before Depreciation and Amortization – a proxy for Cash Flow • Adjustments to “Prior Plan” for • Starbuds 7 stores closing at end of January • 2.5% Royalty © 2020 Schwazze. All rights reserved. Proprietary and confidential. 5

BONUS COMPENSATION PAYOUT PROCESS RECOMENDATION • Bonus payout based on Earnings before Depreciation and Amortization – a proxy for Cash Flow • Suggest adding back tax – with NOL’s etc. mgt does not affect • Adjustments to “Prior Plan” for • Starbuds 2 stores closing at end of January, 5 at end of February • 2.5% Royalty • Interest updated for Altmore © 2020 Schwazze. All rights reserved. Proprietary and confidential. 6

BONUS COMPENSATION PAYOUT PROCESS RECOMENDATION • Bonus payout happen staring at 90% of Earnings before D&A (cash target) and pays 100% of target bonus at 125% of Plan ”cash target” • Pay $150K of executive salary makeup at plan EBITDA • Bonus up to 200% can be earned at 145% of ”cash target” © 2020 Schwazze. All rights reserved. Proprietary and confidential. 7